EXHIBIT 10.5

AGREEMENT AND DEED OF TRANSFER

THIS AGREEMENT AND DEED OF TRANSFER is dated for reference as of the 12th day of November, 2014.

BETWEEN:

ORHAN KARAHODZA, M.D. of Badstr. 36, D-70372 Stuttgart, Germany

(hereinafter called the "Transferor")

OF THE FIRST PART

AND:

MEDICUS HOMECARE INC., a corporation duly formed under the laws of Nevada with its registered office at 1859 Whitney Mesa Drive, Henderson, NV 89014.

(hereinafter called the "Transferee")

OF THE SECOND PART

THIS DOCUMENT WITNESSES THAT for value received, the receipt and sufficiency of which is hereby acknowledged, the Transferor DOES HEREBY assign to the Transferee all of the Transferor’s shares, rights and interests in Beatmungspflege24 GmbH, a limited liability company duly formed under the laws of the Federal Republic of Germany, registered in the commercial register of the District Court at Ludwigshafen am Rhein under commercial registration No. UR_______________, being a 100% ownership interest, free and clear of all liens, charges and encumbrances, and Transferee DOES HEREBY accept such assignment.

1.	The Transferor hereby represents to the Transferee that the Transferor has all necessary authority to execute this Agreement and Deed of Transfer.

2.	The Transferee hereby represents to the Transferor that the Transferee has all necessary authority to execute this Agreement and Deed of Transfer.

3.	The Transferee and the Transferor agree to enter into any other documents and take such further actions as shall be necessary to give effect to this Agreement and Deed of Transfer.

4.	Notwithstanding execution of this document and the transfer of the ownership of Beatmungspflege24 GmbH, the representations of the Transferee and the Transferor made in the Share Purchase Agreement among the Transferee, the Transferor, Beatmungspflege24 GmbH, Overtech Corp. and Elmedina Adzemovic dated for reference as of the 3rd day of September, 2014, shall survive this transfer of interest and remain in force and effect.

5.	This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

MEDICUS HOMECARE INC.

/s/ Dr. Orhan Karahodza		/s/ Dr. Elmedina Adzemovic
Per:
ORHAN KARAHODZA, M.D.		Dr. Elmedina Adzemovic, President

SPA_Sch J-Agmt & Deed of Transfer.v2 FINAL